RETIREMENT AGREEMENT

     THIS AGREEMENT effective as of June 13, 2008 (the "Agreement"), is by and between DATARAM CORPORATION, a New Jersey corporation (the "Company") and ROBERT TARANTINO (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive and the Company agree that the Executive retired from the Company as an employee and officer effective as of May 7, 2008 and as a member of the Board of Directors of the Company as of June 13, 2008.

     NOW, THEREFORE, in consideration of the foregoing and in exchange for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Retirement. The Executive and the Company agree to the Executive's retirement from the Company and all of its subsidiaries and affiliates, as an employee and officer, effective as of May 7, 2008 (the "Retirement Date") and as a member of the Board of Directors of the Company as of June 13, 2008. The Executive acknowledges having been paid all salary or other compensation due him for any and all work performed by him through the Retirement Date.

     2. Retirement Payment. The Executive shall receive from the Company retirement pay, less applicable payroll taxes (the "Retirement Payment"), which shall be comprised of:

            (a)     The Executive's current salary and benefits, pursuant to
Section 5.5 of the Executive's Employment Agreement, dated February 1, 2005, by and between the Executive and the Company, and any amendments or extensions thereof (collectively, the "2005 Employment Agreement"), shall be paid and provided to the Executive for a term of one year, commencing as of the Retirement Date;

            (b)     Three Hundred Thousand Dollars ($300,000), equal to one
(1) year of the Executive's current salary, payable within seven (7) days of the execution of this Agreement;

            (c) With respect to the Company's fiscal year ending April 30, 2009, the Executive will receive a bonus calculated in the same manner as was his 2008 bonus, as applied to the financial results for the fiscal year ending April 30, 2009; and

            (d) The legal fees actually incurred by the Executive in connection with the review and negotiation of this Agreement, in an amount not to exceed $10,000, to be paid directly to the attorney for the Executive upon delivery to the Company of a detailed invoice from the Executive's attorney.

     3. Benefits. In addition to the benefits to be paid to the Executive pursuant to Section 2(a) of this Agreement, the Executive shall be entitled to the following benefits:

            (a) To the extent stock options have been granted to the Executive, such stock options must be exercised by May 7, 2009;

            (b) Continuation of the Executive's automobile allowance through June 13, 2009, less applicable payroll taxes;

            (c) Payment to the Executive of an amount equal to 20 days of accrued vacation, less applicable payroll taxes, to be paid no later than seven (7) days after the execution of this Agreement; and

            (d) Health insurance based on the coverage as of the Retirement Date, for as long as the Company's health insurance policy allows; provided, however, that in no event shall the Company be required to maintain such coverage beyond May 31, 2009.


     4. Delivery of Company Property. The Executive shall return to the Company the following property of the Company currently in the possession of the Executive, no later than June 19, 2008:

            (a) all keys to any and all facilities or assets of the Company;

            (b)     all files and records of the Company; and

            (c) all other assets, if any, of the Company in the possession of the Executive; provided, however, the Executive may retain the Apple computer currently being used by him, provided that he removes and destroys any Confidential Information (as such term is defined in Paragraph 6 below) from such computer.

     5.     Releases.

            (a) For valuable consideration from the Company, receipt of which is hereby acknowledged, the Executive releases and forever discharges the Company, its affiliates, members, officers, directors, agents, employees, successors and assigns (the "Company Releasees"), from any and all rights, causes of action, claims or demands, of any kind in tort or in contract, whether express or implied, known or unknown, which could be brought before any government or administrative agency, or court, which the Executive has or may have against the Company Releasees, including but not limited to, claims under the Age Discrimination in Employment Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; Sections 1981 through 1986 of Title 42 of the U.S. Code; the New Jersey Law Against Discrimination; the New Jersey Conscientious Executive Protection Act; the New Jersey Family Leave Act; as well as any other federal, state or local law, ordinance or regulation, or based on any public policy, contract, tort or common law or any claim for costs, fees or other expenses, including attorney's fees, and any other applicable federal, state or local, constitutional or statutory provision, order or regulation, arising from any event or act of omission or commission. This release includes, but is not limited to, any and all rights, causes of action, claims or demands of any kind, occurring during the Executive's term of employment with the Company through the date of this Agreement, including any alleged injuries or damages suffered at any time after the date of this Agreement by reason of the continued effects of any such alleged acts which occurred on or before the date hereof. In consideration of the payments provided herein, the Executive gives up any rights he may have under these or any other laws with respect to his employment and termination of his employment and acknowledges that the Company (including its subsidiaries and affiliates) has not (i) discriminated against him; (ii) breached any express or implied contract with him; or (iii) otherwise acted unlawfully toward him. The release set forth in this Section 5(a) includes, without limitation, any and all amounts due, or which may hereafter become due, to the Executive pursuant to the 2005 Employment Agreement. The release set forth in this Section 5(a) does not apply to matters to be performed under this Agreement subsequent to the date of this Agreement.

            (b) For valuable consideration from the Executive, receipt of which is hereby acknowledged, the Company releases and forever discharges the Executive, his successors and assigns (the "Executive Releasees"), from any and all rights, causes of action, claims or demands, of any kind in tort or in contract, whether express or implied, known or unknown, which could be brought before any government or administrative agency, or court, which the Company has or may have against the Executive Releasees. This release includes, but is not limited to, any and all rights, causes of action, claims or demands of any kind, occurring during the Executive's term of employment with the Company through the date of this Agreement, including any alleged injuries or damages suffered at any time after the date of this Agreement by reason of the continued effects of any such alleged acts which occurred on or before the date hereof; provided, however, notwithstanding anything to the contrary herein, this release shall not release the Executive Releasees from any and all rights, causes of action, claims or demands, of any kind in tort or in contract, whether express or implied, known or unknown, which could be brought before any government or administrative agency, or court, which the Company has or may have against the Executive Releasees relating to fraud, willful misconduct or breach of fiduciary duty or which result from any actions of the Executive which were taken outside of the scope of his employment with the Company, contrary to explicit written directions of the Board of Directors (including instructions contained in the notes of the minutes of meetings of the Board of Directors), or without the authority of the Board of Directors, when Executive knew or should have known that such authority was required. The release set forth in this Section 5(b) does not apply to matters to be performed under this Agreement subsequent to the date of this Agreement.

     6. Confidentiality. Executive shall not, without the prior written consent of the Company, use, for his own account or use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential Information (as defined below) pertaining to the business of the Company or any of its affiliates. If Executive is required or has cause to anticipate that he may be required by law or by any court having jurisdiction over Executive, to disclose any of the Confidential Information, Executive must immediately notify the Company of his actual or anticipated disclosure in order to allow the Company to seek a protective order or other appropriate remedy prior to disclosure by Executive. In the event that a remedy is not obtained by the Company or the Company waives compliance with this Section 6 of the Agreement, only that part of the Confidential Information legally required to be disclosed shall be disclosed and Executive shall use his best efforts to obtain reliable assurances that confidential treatment shall be accorded to the Confidential Information so disclosed. "Confidential Information" shall be defined as any information, whether written or oral, disclosed by or relating to the Company, including, without limitation, business plans, drawings, models, data, specifications, formulae, reports, computer programs, trade secrets, know-how, technology, customers, collection techniques, marketing or financing plans, supplier relationships, customer relationships, account relationships and matters relating thereto such as the identity and purchase history of, and the Company's customer/account pricing strategies with respect to, such customers/accounts. "Confidential Information" shall not include information that is in or becomes part of the public domain without any fault of Executive, or information which is provided to others without restriction on disclosure, or information which is required by law to be disclosed.

     7. Disclosure of this Agreement. The Executive acknowledges that the Company will be required to announce the Executive's retirement. The Company will endeavor to provide the Executive the opportunity to comment on any public announcement or filing with the SEC prior to such announcement; provided, however, that the content of any such announcement or filing shall be in the sole discretion of the Company.

     8. Non-Disparagement. The Executive and the Company shall each refrain from taking any action or making any statement, written or oral, which disparages the reputation of the other or any of the Company Releasees or Executive Releasees, respectively.

     9. Non-Solicitation, Non-Competition. The 2005 Employment Agreement is hereby terminated, however, the Executive shall continue to be bound by the restrictive covenants and all provisions contained in Sections 7, 8 and 9 thereof, through May 7, 2011.

     10. Representations. The Executive represents that the Executive has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against the Company in any forum or form and that there is no reason why a claim, complaint or action should be filed or threatened against the Company, as a result of the Executive's conduct while employed with the Company. The Executive further acknowledges that the Executive has always been treated by the Company in a fair, equitable and honorable manner consistent with the Executive's position.

     11. Covenant Not to Sue. The Executive covenants and agrees not to bring any action, suit, or administrative proceeding contesting the validity of this Agreement (and the release contained in it) or attempting to negate, modify, or reform it; and covenants and agrees not to bring any action, suit, administrative proceeding, or arbitration proceeding against any of the Company Releasees for any reason arising out of his employment or the termination of his employment or for any claims covered by this Agreement set forth in Section 5(a) above or otherwise. The Executive further agrees that he shall not be entitled to receive any relief, recovery, or monies in connection with any complaint or charge brought against the Company by others or on the Executive's behalf. This Section 11 shall not limit the Executive from seeking to enforce this Agreement.

     12.    Cooperation; Passwords.

            (a) The Executive hereto agrees to use all commercially reasonable efforts to cooperate with the Company, including without limitation, the Executive's successor as President of the Company, to take, or cause to be taken, all actions and to do so, or cause to be done, all things necessary, proper or advisable to complete any and all outstanding projects and matters the Executive is involved in at the time of the Retirement Date, and further to provide all information to, and otherwise to assist, the Company in making all required filings with the Securities and Exchange Commission, and any other governmental entity, for a period of one year from and after the Retirement Date.

            (b) The Executive shall provide the Company with a written list of any and all passwords, usernames, code words, and similar electronic access codes (collectively, "Security Codes") used by him in connection with his employment by the Company and shall indicate on the written list the software, computer, web site, or other electronic gateway to which each listed Security Code applies.

     13. Review Period and Right to Revoke. The Executive acknowledges that he has had more than twenty-one (21) days from his receipt of this Agreement to consider whether or not to sign it. The Executive has consulted with an attorney of his choice (Thomas B. Lewis, Esq.) concerning this Agreement. If the Executive signs this Agreement and delivers the signed Agreement to the Company, it will not become effective and binding until seven (7) days later (the "Revocation Period"). During the Revocation Period, the Executive has the right to revoke this Agreement. To do so, the Executive must deliver a written revocation to the Company before the end of the Revocation Period. If the Executive does not deliver a written revocation to the Company before the end of the Revocation Period, this Agreement, including the release contained in Section 5(a) above will become fully effective and enforceable at that time. If the Executive signs and then revokes this Agreement before expiration of the Revocation Period, this offer shall be deemed automatically withdrawn and the Executive will not be entitled to the Retirement Payment or any other benefits pursuant to this Agreement.

     14.    Legal Consultation. The Executive represents and warrants that:

            (a) he has been advised by the Company of his right to consult with independent legal counsel before signing this Agreement and has consulted with Thomas B. Lewis, Esq.;

            (b) he has read this Agreement carefully, that he fully understands its terms, and that he is signing it voluntarily and of his own free will;

            (c) he is not relying upon any representations made by any official, employee or any other representative of the Company concerning this Agreement except those representations which are set forth herein; and

            (d) he understands that by signing this Agreement he cannot in the future bring or authorize any grievance, arbitration, lawsuit or other proceeding against the Company based upon his employment or the termination of his employment with the Company except for a claim to enforce the terms of this Agreement.

     14. Expenses. Except as set forth in Section 2(d) of this Agreement, each party will pay its own expenses incurred in connection with this Agreement.

     15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and shall be binding upon and inure to the benefit of the Executive and his heirs, executors, administrators, legal representatives and assigns; provided, however, that the Executive may not assign his rights or obligations under this Agreement without the prior written consent of the Company.

     16. Entire Agreement; Amendments. This Agreement contains the entire understanding and agreement of the Parties hereto with respect to the matters contained herein, and may not be amended or supplemented at any time unless by writing, executed by each of the Parties. Any agreement or understanding, written or otherwise, prior to the effective date of this Agreement between the Executive and the Company relating to the employment of the Executive is hereby terminated and discharged.

     17. No Waiver. A waiver by either Party of a breach of this Agreement by the other Party is not to be construed as a waiver of any other breach. A waiver of any provision does not operate as a future waiver of the same provision or a waiver of the breach of any other provision. The failure to enforce any provision does not operate as a waiver of such provision.

     18. Governing Law; Jurisdiction. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New Jersey as though made and to be fully performed in the State of New Jersey. All disputes arising under this Agreement are to be resolved in the courts of the State of New Jersey or the U.S. District Court sitting in the State of New Jersey. The Parties agree that the courts of the State of New Jersey and the U.S. District Court sitting in the State of New Jersey are to have co-exclusive jurisdiction over this Agreement. The Parties agree to waive their rights to a jury trial should any dispute arise under this Agreement.

     19. Severability. In the event any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall be deemed to be amended to be only as broad as may be fully enforceable and shall not affect other provisions hereof. Any provision of this Agreement which, notwithstanding the foregoing sentence, is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, shall not affect, impair or invalidate the remainder of this Agreement.

     20. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if
(i) mailed by first class certified mail, return receipt requested, postage prepaid, or (ii) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery, to the Parties at their address as first set forth above. Any Party refusing delivery of a notice shall be charged with knowledge of its contents. Either Party, by notice in writing mailed to the other Party as provided herein, may change the address to which future notices to such Party shall be mailed.

     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original hereof, but all of which together shall constitute but one and the same document.

     22. Headings and Captions. All captions and headings of paragraphs, subparagraphs and sections are not part of this Agreement and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereon.

     23. Names and Entities. The masculine gender shall include the neuter genders, and the word "person" shall include an individual, a corporation, a partnership, a limited partnership, a limited liability partnership, a limited liability company and a trust. Whenever the singular is used in this Agreement the same shall include the plural when required by the context and vice versa.

     24. Representation by Counsel. The law firm Greenbaum, Rowe, Smith & Davis LLP ("GRS") represents only the Company with respect to this Agreement. The Executive has had the opportunity and has been advised to consult with attorneys of his own choice and has consulted with Thomas B. Lewis, Esq. The Executive acknowledges that he has waived and grants a continuing waiver of any conflict of interest which arises or may arise from past, present, or future legal representation of the Company by GRS, including without limitation, the negotiation and consummation of this Agreement and the enforcement of the terms of this Agreement.

     IN WITNESS WHEREOF, the parties have signed this Agreement on the date first set forth above.

                         DATARAM CORPORATION

                         By:   /s/ JOHN H. FREEMAN
                              _________________________________________
                               John H. Freeman, President

                         EXECUTIVE:
                               /s/ ROBERT V. TARANTINO
                               _________________________________________
                               Robert V. Tarantino


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